Exhibit 10.2

FORM OF

MERGER, CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

LEHIGH GAS PARTNERS LP,

LEHIGH GAS GP LLC,

LEHIGH GAS CORPORATION,

LEHIGH KIMBER REALTY, LLC,

ENERGY REALTY OP LP,

EROP — OHIO HOLDINGS, LLC,

KWIK PIK REALTY — OHIO HOLDINGS, LLC,

KWIK PIK — OHIO HOLDINGS, LLC,

KIMBER PETROLEUM CORPORATION,

LEHIGH GAS WHOLESALE SERVICES, INC.,

LEHIGH GAS WHOLESALE LLC,

JOHN B. REILLY, III,

And

JOSEPH V. TOPPER, JR.

Dated as of                , 2012

MERGER, CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Merger, Contribution, Conveyance and Assumption Agreement, dated as of                 , 2012 (this “Agreement”), is by and among Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership”), Lehigh Gas GP LLC, a Delaware limited liability company (the “General Partner”), Lehigh Gas Corporation, a Delaware corporation (“LGC”), Lehigh Kimber Realty, LLC, a Delaware limited liability company, Energy Realty OP LP, a Delaware limited partnership, EROP — Ohio Holdings, LLC, a Delaware limited liability company, Kwik Pik Realty — Ohio Holdings, LLC, a Delaware limited liability company, Kwik Pik — Ohio Holdings, LLC, a Delaware limited liability company, Kimber Petroleum Corporation, a New Jersey corporation, Lehigh Gas Wholesale Services, Inc., a Delaware corporation (“LGW”), Lehigh Gas Wholesale LLC, a Delaware corporation (“LG LLC”), John B. Reilly, III and Joseph V. Topper, Jr.  The above named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, prior to the date hereof, LGC formed the General Partner and contributed $1,000 in exchange for all of the membership interest in the General Partner;

WHEREAS, thereafter and prior to the date hereof, the General Partner and LGC formed the Partnership pursuant to the Delaware LP Act for the purpose of engaging in any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act with the General Partner receiving a non-economic general partnership in the Partnership and LGC having contributed $1,000 to the Partnership in exchange for all of the limited partnership interests in the Partnership;

WHEREAS, thereafter and prior to the date hereof, the Partnership formed: (a) LG LLC, to which the Partnership contributed $1,000 in exchange for all of the membership interest of LG LLC, and (b) LGW, to which the Partnership contributed $1,000 in exchange for all of the outstanding common stock of LGW;

WHEREAS, pursuant hereto and at least one (1) day prior to the date of the Effective Time, LGO will have distributed and assigned the Former LGO Assets/Liabilities to LGO Distributee;

WHEREAS, pursuant hereto and immediately prior to the Effective Time:

1.             Topper will, in accordance with the terms and conditions of the Plan of Merger attached hereto as Exhibit A (for each Contributed Entity, such Contributed Entity’s “Merger Plan”), cause each Contributed Entity to be merged (each such merger, a “Contributed Entity Merger” and, collectively, the “Contributed Entity Mergers”) with and into one or more Partnership Merger Subsidiaries, with each Partnership Merger Subsidiary to be the surviving entity and with the separate existence of each Contributed Entity to thereupon cease, and, contemporaneously therewith, to contribute and assign its Contributed LGW Assets/Liabilities directly to LGW in a single transfer, in exchange for which the Partnership shall issue to the member(s)/partner(s) of such Contributed Entity such number of Common Units and such number of Subordinated Units, and shall distribute to such member(s)/partner(s) of such Contributed Entity such amount of cash, all as set forth on Exhibit B attached hereto.

2.             Each Contributed Entity will have distributed its Spun-Off Assets to                     .

3.             Topper will cause LGC to contribute and assign all of the LGC MLP Assets/Liabilities directly to LG LLC in a single transfer and all of the LGC LGW Assets/Liabilities directly to LGW in a single transfer in exchange for which the Partnership shall issue to LGC such number of Common Units and such number of Subordinated Units, and shall distribute to LGC such amount of cash, all as set forth on Exhibit B attached hereto.

4.             Topper will cause KPC to contribute and assign all of the KPC MLP Assets/Liabilities directly to LG LLC in a single transfer and all of the KPC LGW Assets/Liabilities directly to LGW in a single transfer in exchange for which the Partnership shall issue to KPC such number of Common Units and such number of Subordinated Units, and shall distribute to KPC such amount of cash, all as set forth on Exhibit B attached hereto.

5.             Topper will cause KPO to contribute and assign all of the KPO MLP Assets/Liabilities directly to LG LLC in a single transfer and all of the KPO LGW Assets/Liabilities directly to LGW in a single transfer in exchange for which the Partnership shall issue to KPO such number of Common Units and such number of Subordinated Units, and shall distribute to KPO such amount of cash, all as set forth on Exhibit B attached hereto.

6.             LGO Distributee will contribute and assign all of the Former LGO Assets/Liabilities directly to LG LLC in a single transfer in exchange for which the Partnership shall issue to LGO Distributee such number of Common Units and such number of Subordinated Units, and shall distribute to LGO Distributee such amount of cash, all as set forth on Exhibit B attached hereto.

7.             Topper will contribute and assign all of the Topper MLP Assets/Liabilities directly to LG LLC in a single transfer and all of the Topper LGW Assets/Liabilities directly to LGW in a single transfer in exchange for which the Partnership shall issue to Topper such number of Common Units and such number of Subordinated Units, and shall distribute to Topper such amount of cash, all as set forth on Exhibit B attached hereto.

WHEREAS, pursuant hereto, each of following will occur at the Effective Time in the order set forth herein:

1.             In connection with the Offering, the public, through the Underwriters, will contribute to the Partnership an amount of cash agreed upon by the Underwriters, LGC and the Partnership pursuant to the Underwriting Agreement, less the Underwriters’ Spread (such amount of cash less the Underwriters’ Spread, the “Net Offering Proceeds”), in exchange for the Firm Units.

2.             The Partnership will pay Raymond James & Associates, Inc. a structuring fee equal to     % of the gross proceeds of the Offering (the “Structuring Fee”).  The Parties

receiving cash distributions in connection with the exercise of the Over-Allotment Option will pay to Raymond James & Associates, Inc. their pro rata share of the Structuring Fee associated with any exercise of the Over-Allotment Option (the “Option Structuring Fee”).

3.             The Partnership will pay all transaction expenses incurred in connection with the transactions contemplated hereby and by the Registration Statement.

4.             The Partnership will enter into the Credit Agreement providing the Partnership with up to a $                 million credit facility (the “New Credit Facility”).

5.             In accordance with, and as contemplated by, this Agreement, the Partnership will use proceeds drawn under the New Credit Facility and/or Net Offering Proceeds (or some combination thereof) to (i) re-finance, and pay off, all amounts outstanding under the Existing Credit Agreement; (ii) pay all transaction expenses, and (iii) fund the distributions to member(s)/partner(s) of one or more of the Contributed Entities, LGC, KPC, KPO, LGO Distributee, as applicable.

6              The Partnership will issue to the General Partner                Incentive Distribution Rights.

WHEREAS, the shareholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, respectively, as the case may be, required to approve the transactions contemplated by this Agreement; and

WHEREAS, LGC and the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” is defined in the Preamble.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Contributed Entity” means each of Energy Realty OP LP, a Delaware limited partnership, Lehigh Kimber Realty, LLC, a Delaware limited liability company, EROP — Ohio Holdings, LLC, a Delaware limited liability company, and Kwik Pik Realty — Ohio Holdings, LLC, a

Delaware limited liability company.  “Contributed Entities” means, collectively, each Contributed Entity.

“Contributed Entity Merger” and “Contributed Entity Mergers” are defined in paragraph 1 of the fifth “Whereas” clause hereof.

“Contributed LGW Assets/Liabilities” means, with respect to any Contributed Entity, such Contributed Entity’s underground storage tank(s) and such of the Contributed Entity’s personal property and contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which such Contributed Entity is a party), together with those of such Contributed Entity’s liabilities and obligations related thereto, associated therewith and/or secured thereby, that are expressly identified and set forth on Exhibit C attached hereto.

“Credit Agreement” means the Credit Agreement, dated as of                  , 2012, by and among               .

“Credit Facility Proceeds” means amounts drawn by the Partnership under the New Credit Facility.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as same may be amended from time to time.

“Effective Time” means            prevailing Eastern Time on the date of the closing of the Offering.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 30, 2010, by and among LGC, Energy Realty OP LP, Lehigh Kimber Petroleum Corporation, Lehigh Kimber Realty, LLC, EROP — Ohio, LLC, LGO, each of the lenders from time to time party thereto and KeyBank National Association, as has been amended from time to time.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“Former LGO Assets/Liabilities” means such of LGO’s contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGO is a party) and other assets and property related to, and/or employed by LGO in, LGO’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of LGO’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that are expressly identified and set forth on Exhibit D attached hereto.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“General Partner” is defined in the Preamble.

“Governmental Authority” means the United States, any foreign county, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Incentive Distribution Right” means a non-voting limited partner partnership interest that confers upon its holder only the rights and obligations specifically provided in the Partnership Agreement for Incentive Distribution Rights.

“KPC” means Kimber Petroleum Corporation, a New Jersey corporation.

“KPC LGW Assets/Liabilities” means KPC’s underground storage tanks and such of KPC’s personal property and contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which KPC is a party), together with those of KPC’s liabilities and obligations related thereto, associated therewith and/or secured thereby, that are expressly identified and set forth on Exhibit E-1 attached hereto.

“KPC MLP Assets/Liabilities” means such of KPC’s real property and personal property, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPC is a party) and other assets and property related to, and/or employed by KPC in, KPC’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of KPC’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that are expressly identified and set forth on Exhibit E-2 attached hereto.

“KPO” means Kwik Pik — Ohio Holdings, LLC, a Delaware limited liability company.

“KPO LGW Assets/Liabilities” means KPO’s underground storage tanks and such of KPO’s personal property and contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which KPO is a party), together with those of KPO’s liabilities and obligations related thereto, associated therewith and/or secured thereby, that are expressly identified and set forth on Exhibit F-1 attached hereto.

“KPO MLP Assets/Liabilities” means such of KPO’s real property and personal property, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPO is a party) and other assets and property related to, and/or employed by KPO in, KPO’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of KPO’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that are expressly identified and set forth on Exhibit F-2 attached hereto.

“LGC” is defined in the Preamble.

“LG LLC” is defined in the Preamble.

“LGC LGW Assets/Liabilities” means LGC’s underground storage tanks and such of LGC’s personal property and contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which LGC is a party), together with those of LGC’s liabilities and obligations related thereto, associated therewith and/or secured thereby, that are expressly identified and set forth on Exhibit G-1 attached hereto.

“LGC MLP Assets/Liabilities” means such of LGC’s real property and personal property, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGC is a party) and other assets and property related to, and/or employed by LGC in, LGC’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of LGC’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that are expressly identified and set forth on Exhibit G-2 attached hereto.

“LGO” means Lehigh Gas-Ohio, LLC a Delaware limited liability company.

“LGO Distributee” means, collectively, Topper and Reilly.

“LGW” is defined in the Preamble.

“Merger Plan” is defined in the first paragraph of the fifth “Whereas” clause hereof.

“Net Offering Proceeds” is defined in the first paragraph of the sixth “Whereas” clause thereof.

“New Credit Facility” is defined in the fourth paragraph of the sixth “Whereas” clause hereof.

“Offering” means the Partnership’s initial public offering of Common Units contemplated herein.

“Omnibus Agreement” means the Omnibus Agreement , dated as of                 , 2012, by and among the Partnership, the General Partner, LGC, LGO and Topper.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Structuring Fee” is defined in the Recitals.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of December 2, 2011.

“Over-Allotment Option” has the meaning set forth in the Partnership Agreement.

“Partnership” is defined in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Partnership Merger Subsidiary” means any direct or indirect wholly-owned limited liability company, limited partnership or other entity of the Partnership that is a “disregarded entity” for

United States federal income tax purposes and which the Partnership or the General Partner causes to be formed and to be the surviving entity in one or more of the Contributed Entity Mergers. “Partnership Merger Subsidiaries” means, collectively, each and all Partnership Merger Subsidiaries.

“Party” and “Parties” are defined in the Preamble.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-181370), as amended.

“Reilly” means John B. Reilly, III.

“Spun-Off Assets” means, with respect to any Contributed Entity, those real and personal properties (including underground storage tanks) and contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which such Contributed Entity is a party), together with those of such Contributed Entity’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that shall not be contributed and/or assigned to, or assumed by, the Partnership, all as are expressly identified and set forth on Exhibit H attached hereto.

“Structuring Fee” is defined in the Recitals.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Topper” means Joseph V. Topper, Jr.

“Topper LGW Assets/Liabilities” means Topper’s underground storage tanks and such of Topper’s personal property and contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which Topper is a party), together with those of Topper’s liabilities and obligations related thereto, associated therewith and/or secured thereby, that are expressly identified and set forth on Exhibit I-1 attached hereto.

“Topper MLP Assets/Liabilities” means such of Topper’s real property and personal property, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which Topper is a party) and other assets and property related to, and/or employed by Topper in, Topper’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of Topper’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), that are expressly identified and set forth on Exhibit I-2 attached hereto.

“Underwriters” means the underwriters listed in the Underwriting Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into by and among LGC, the Partnership, the General Partner and the Underwriters.

ARTICLE II

MERGERS, CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The transactions contemplated by Section 2.1 through Section 2.3 shall occur immediately prior to the Effective Time in the order set forth herein.

Section 2.1            Contributed Entity Mergers (and Agreed Tax Treatment and Reporting Thereof).

(A)          Each Contributed Entity Merger shall be consummated and, contemporaneously therewith, the Partnership shall issue to the member(s)/partner(s) of each Contributed Entity such number of Common Units and such number of Subordinated Units, and the Partnership shall distribute to such member(s)/partner(s) such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall distribute in connection with any Contributed Entity Merger shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties hereto hereby agree to treat and report the Contributed Entity Mergers for all United States federal, state, local and, as applicable, foreign income tax purposes as direct mergers of the Contributed Entity with and into the Partnership and, further, as an “assets over” form of merger under Treasury Regulations Section 1.708-1(c) with the Contributed Entities being the terminated partnerships in such Contributed Entity Mergers and the Partnership being the “resulting partnership” under such Treasury Regulations.  The Parties further agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed in connection with each Contributed Entity Merger (if any) as a reimbursement to such Contributed Entity of capital expenditures incurred by it with respect to property that the Contributed Entity is so deemed to contribute to the Partnership in the Contributed Entity Merger under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is eligible for such treatment. For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis.

(B)          Contemporaneously with the Contributed Entity Mergers, each Contributed Entity shall contribute and assign its Contributed LGW Assets/Liabilities directly to LGW in a single transfer and transaction, with each of the Parties hereto agreeing to treat and report such contribution and assignment: (1) for United States federal, state and local income tax purposes, as the contribution and assignment by the Contributed Entity of the Contributed LGW Assets/Liabilities to the Partnership, consistent with the treatment of the corresponding Contributed Entity Mergers as “assets over” forms of merger under Treasury Regulations Section 1.708 -1(c) with the Contributed Entities being the terminated partnerships and the Partnership being the “resulting partnership” under said Treasury Regulations; and (2) for all other taxes (including, without limitation, state and local sales, use, personal property, real property transfer, real estate transfer, documentary stamp, recording, realty transfer, controlling interest and other transfer tax), as a single transfer and assignment of the Contributed LGW Assets/Liabilities by the Contributed Entity to LGW. LGW hereby accepts and assumes the Contributed LGW Assets/Liabilities.

Section 2.2            LGC Contributions, KPC Contributions, KPO Contributions and LGO Distributee Contributions (and Agreed Tax Treatment and Reporting thereof).

(A)          LGC shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the LGC MLP Assets/Liabilities, and (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the LGC LGW Assets/Liabilities, in exchange for which the Partnership shall issue to LGC such number of Common Units and such number of Subordinated Units, and shall distribute to LGC such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to LGC shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed to LGC as a reimbursement to LGC of capital expenditures incurred by it with respect to property that it contributes and assigns to LG LLC and LGW under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment. For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis).LG LLC hereby accepts and assumes the LGC MLP Assets/Liabilities and LGW hereby accepts and assumes the LGC LGW Assets/Liabilities.

(B)          KPC shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPC MLP Assets/Liabilities, and (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPC LGW Assets/Liabilities, in exchange for which the Partnership shall issue to KPC such number of Common Units and such number of Subordinated Units, and shall distribute to KPC such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to KPC shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed to KPC as a reimbursement to KPC of capital expenditures incurred by it with respect to property that it contributes and assigns to the LG LLC and LGW under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment. For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-

fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). LG LLC hereby accepts and assumes the KPC MLP Assets/Liabilities and LGW hereby accepts and assumes the KPC LGW Assets/Liabilities.

(C)          KPO shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPO MLP Assets/Liabilities, and (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPO LGW Assets/Liabilities, in exchange for which the Partnership shall issue to KPO such number of Common Units and such number of Subordinated Units, and shall distribute to KPO such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to KPO shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed to KPO as a reimbursement to KPO of capital expenditures incurred by it with respect to property that it contributes and assigns to the LG LLC and LGW under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment. For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). LG LLC hereby accepts and assumes the KPO MLP Assets/Liabilities and LGW hereby accepts and assumes the KPO LGW Assets/Liabilities.

(D)          LGO Distributee shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Former LGO Assets/Liabilities in exchange for which the Partnership shall issue to LGO Distributee such number of Common Units and such number of Subordinated Units, and shall distribute to LGO Distributee such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to LGO Distributee shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed to LGO Distributee as a reimbursement to LGO Distributee of capital expenditures incurred by it with respect to property that it contributes and assigns to the LG LLC under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment.  For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). LG LLC hereby accepts and assumes the Former LGO Assets/Liabilities.

Section 2.3            Topper Contributions. Topper shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Topper MLP Assets/Liabilities, and (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Topper LGW Assets/Liabilities, in exchange for which the Partnership shall issue to Topper such number of Common Units and such number of Subordinated Units, and shall distribute to Topper such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to Topper shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal, state and local and, as applicable, foreign income tax purposes the amount of the cash to be distributed to Topper as a reimbursement to Topper of capital expenditures incurred by it with respect to property that it contributes and assigns to the LG LLC and LGW under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment. For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). LG LLC hereby accepts and assumes the Topper MLP Assets/Liabilities and LGW hereby accepts and assumes the Topper LGW Assets/Liabilities.

The transactions contemplated by Section 2.4 through Section 2.8 shall be completed at the Effective Time in the order set forth herein.

Section 2.4            Execution of the Partnership Agreement.  The General Partner, LGC and the other limited partners of the Partnership shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership and LGC may agree with the Underwriters and such other changes as the Partnership, the General Partner and LGC may agree.

Section 2.5            Contribution of Cash by the Public Through the Underwriters.  The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance and sale of the Firm Units.

Section 2.6            Payment of Structuring Fee.  The Partnership agrees to pay Raymond James & Associates, Inc. the Structuring Fee.

Section 2.7            Payment of Transaction Expenses.  The Parties acknowledge the payment by the Partnership of the transaction expenses incurred in connection with the transactions contemplated hereby and by the Registration Statement.

Section 2.8            Issuance of Incentive Distribution Rights.  The Partnership shall issue to the General Partner                Incentive Distribution Rights.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1            Deferred Issuance and Distribution; Payment of the Option Structuring Fee.  If the Over-Allotment Option is exercised in whole or in part, the public, through the Underwriters, shall make an additional capital contribution to the Partnership in cash in an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Option Units.  Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to one or more of LGC, KPC, KPO, the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities a number of additional Common Units that is equal to the excess, if any, of (x) the maximum number of Option Units issuable pursuant to the Over-Allotment Option over (y) the aggregate number of Option Units, if any, actually purchased by and issued to the Underwriters pursuant to any exercise(s) of the Over-Allotment Option.  The Parties hereto hereby agree to treat and report for United States federal, state, local and, as applicable, foreign income tax purposes any and all such Common Units that may be so issued to LGC, KPC, KPO, the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities as a non-taxable exchange by such entity or person of property solely for an interest in the Partnership under Section 721(a) of the Code and the Treasury Regulations thereunder.  Upon each Option Closing Date, the Partnership shall make a distribution in cash in an aggregate amount equal to the total amount of proceeds received by the Partnership from such exercise of the Over-Allotment Option, net of the Underwriters’ Spread, and which cash the Partnership shall distribute to one or more of LGC, KPC, KPO, the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities and in such amount(s), all as shall be set forth in a writing submitted by Topper (in his capacity as general partner, managing member, officer and/or other fiduciary thereof) to the Partnership.  Any such cash that the Partnership shall so distribute shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth in such writing.  Further, the Parties hereto hereby agree to treat and report for United States federal, state, local and, as applicable, foreign income tax purposes such cash distributions as a reimbursement with respect to property that it (or, as applicable, a Contributed Entity) contributed and assigned to LGW or LG LLC, as applicable, under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment.  For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). The Parties receiving cash distributions hereby agree to pay to Raymond James & Associates, Inc. their pro rata share of the applicable Option Structuring Fee associated with any exercise of the Over-Allotment Option.

ARTICLE IV

OTHER ASSURANCES

Section 4.1            Further Assurances.  From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Underwriting Agreement has been executed by each of the parties thereto, at which time all such provisions shall be effective and operative in accordance this Agreement without further action by any Party.

ARTICLE VI

TITLE MATTERS

Section 6.1            Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(A)          EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS, INCLUDING THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE

HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(B)          Each of the Parties agrees that the disclaimers contained in this Section 6.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(C)          Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

(D)          The General Partner and the Partnership hereby acknowledge and agree that the express provisions of this Agreement and the Omnibus Agreement contain the sole and exclusive remedies available to them with respect to the transactions contemplated hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1            Representations and Warranties of All Parties.  Each of the Parties to this Agreement hereby represents and warrants severally as to itself as follows:

(A)          Formation and Good Standing.  Such Party is a corporation, limited partnership or limited liability company, legally formed, validly existing and in good standing under the laws of the state of its formation.  Such Party is duly qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(B)          Authority, Execution and Enforceability.  Such Party has full corporate, limited partnership or limited liability company, as applicable, power and authority to enter into this Agreement and the documents to be delivered by such Party hereunder and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the documents to be delivered by such Party hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by such Party.  Such Party has duly executed and delivered this Agreement and the documents to be delivered by such Party hereunder, and this Agreement and the documents to be delivered by such Party hereunder constitute such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

(C)          No Conflicts.  Neither the execution, delivery nor performance of this Agreement nor the documents to be delivered by such Party hereunder by such Party will:

(i)            require the approval or consent of any Governmental Authority;

(ii)           conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of its charter, bylaws, certificate of limited partnership, certificate of formation, agreement of limited partnership, limited liability company agreement or other formation and governing documents;

(iii)          result in the material breach or violation by it of any material term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which it is bound or by which its property or business is affected, except for such defaults (or rights of termination, cancellation or acceleration) as to which waivers or consents have been obtained; or

(iv)          violate in any material respect any federal, state, local or other governmental law ordinance, or any order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to such Party.

Section 7.2            Investment Representations and Warranties.

(A)          Each Party that receives Common Units and Subordinated Units hereunder hereby represents and warrants that the following statements are true and correct as of the date hereof:  (i) it is an “accredited investor” within the meaning of the federal securities laws; (ii) it is accepting the Common Units and Subordinated Units for its own account and not for the account or benefit of any other person or entity and not with a view to, or for offer or sale in connection with, any distribution thereof; and (iii) it understands that any Common Units and Subordinated Units delivered to it hereunder shall be “restricted securities” within the meaning of federal and state securities laws and that if in the future it decides to sell or otherwise transfer or dispose of any of the Common Units and Subordinated Units, it understands and agrees that it may do so only in compliance with applicable federal or state securities laws.

(B)          The Partnership hereby represents and warrants that the following statements are true and correct as of the date hereof: (i) the Partnership and, to its knowledge, any person acting on its behalf has complied and will comply with the limitations on manner of offering and sale set forth in the federal securities laws with respect to all offers and sales of the Common Units and the Subordinated Units; and (ii) the Partnership has not made any other offers, issuances, sales or deliveries of any securities of the Partnership to any persons within the six month period prior to the date hereof other than any offers, issuances, sales or deliveries of any securities of the Partnership made pursuant either to an effective registration statement or pursuant to an exemption from registration under federal securities laws.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Order of Completion of Transactions.  The transactions contemplated by Section 2.1 through Section 2.3 shall occur immediately prior to the Effective Time in the order set forth herein.  The transactions contemplated by Section 2.4 through Section 2.8 shall be completed at the Effective Time in the order set forth herein. Following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 8.2            Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 8.3            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.4            No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.5            Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 8.6            Applicable Law; Forum, Venue and Jurisdiction.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.  Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 8.7            Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.8            Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 8.9            Integration.  Other than the Omnibus Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 8.10         Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 8.11         Costs.  Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and any fees required in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

LEHIGH GAS PARTNERS LP, a Delaware limited partnership

By: Lehigh Gas GP LLC, its general partner

By:
Name:
Title:

LEHIGH GAS GP LLC, a Delaware limited liability company

By:
Name:
Title:

LEHIGH GAS CORPORATION, a Delaware corporation

By:
Name:
Title:

LEHIGH KIMBER REALTY, LLC, a Delaware limited liability company

By:
Name:
Title:

ENERGY REALTY OP LP, a Delaware limited partnership

By:
Name:
Title:

EROP — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

KWIK PIK REALTY — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

KWIK PIK — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

KIMBER PETROLEUM CORPORATION, a New Jersey corporation

By:
Name:
Title:

LEHIGH GAS WHOLESALE SERVICES, INC., a Delaware corporation

By:
Name:
Title:

LEHIGH GAS WHOLESALE, LLC, a Delaware corporation

By:
Name:
Title:

John B. Reilly, III

Joseph V. Topper, Jr.